UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2025

VIREO GROWTH INC.

(Exact name of registrant as specified in its charter)

British Columbia

(State or other jurisdiction of Incorporation)

000-56225	82-3835655
(Commission File Number)	(IRS Employer Identification No.)

207 South 9th Street Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

(612) 999-1606

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 20, 2025, Vireo Growth Inc. (the “Company”) held its annual general meeting of shareholders (the “Annual Meeting”), at which two proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement and management information circular for the Annual Meeting filed with the U.S. Securities and Exchange Commission on May 9, 2025. A quorum was present for the Annual Meeting. The five director nominees were elected, and Proposal #2 was approved by shareholders. The voting results with respect to each matter are set out below.

Proposal #1

To elect the five nominees proposed by management of the Company as directors of the Company for the ensuing year.

Name	For	Against	Abstentions	Broker Non-Votes
Dr. Kyle E. Kingsley	169,067,688	239,217	8,917	37,505,661
Ross M. Hussey	167,315,301	1,965,915	34,606	37,505,661
Victor E. Mancebo	169,058,140	253,765	3,917	37,505,661
Judd T. Nordquist	169,108,128	203,665	4,029	37,505,661
John Mazarakis	169,101,308	205,485	9,029	37,505,661

Proposal #2

To appoint Davidson & Company LLP as the auditors of the Company for the ensuing year and to authorize the board of directors of the Company to fix their remuneration.

For	Against	Abstentions	Broker Non-Votes
205,796,768	1,013,031	11,684	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIREO GROWTH INC. (Registrant)

By:	/s/ Tyson Macdonald
Tyson Macdonald
Chief Financial Officer

Date: June 23, 2025